Exhibit 99.2

February 25, 2020

TMSR Holding Company Limited

180 Qingnian West Road

Hongqiao Building West, 4th Floor

Nantong, Jinagsu, China 226001

Board of Directors,

Please accept my resignation as a director and the chairman of the Audit Committee, and a member of the Compensation Committee and the Nominating and Corporate Governance Committee at TMSR Holding Company Limited, effective from February 25, 2020.

I appreciate the opportunities from growth and development the company have provided during my tenure.

Please let know how I can be of help during the transition period. I wish the company the very best going forward.

Sincerely,

/s/ Xueyuan Han
Xueyuan Han